UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2017

KAR Auction Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34568	20-8744739
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 923-3725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act    ☐

Item 8.01                   Other Events.

On May 22, 2017, KAR Auction Services, Inc. announced that it has priced its previously announced offering of 5.125% senior notes due 2025.  The size of the offering has been increased from $800 million to $950 million.  The Company also announced today that it expects to complete the repricing of the term loans under its senior secured credit facilities that will remain outstanding and to increase the revolving commitments under its senior secured credit facilities from $300 million to $350 million.

A press release announcing the pricing of the notes, the expected repricing of the term loans and the expected increase of revolving commitments under the senior secured credit facilities is attached as Exhibit 99.1 hereto.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated May 22, 2017 — “KAR Auction Services Announces Pricing and Upsizing of Debt Financing”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAR Auction Services, Inc.

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Dated: May 22, 2017

Exhibit Index

Exhibit Number	Description

99.1	Press release dated May 22, 2017 — “KAR Auction Services Announces Pricing and Upsizing of Debt Financing”